UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) - August 4, 2005

IMCOR PHARMACEUTICAL CO.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2389 La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

(858) 410-5601

(Registrants' telephone number, including area code)

6175 Lusk Boulevard, San Diego, CA 92121

(Former name or former address, if changed since last report)

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

IMCOR Pharmaceutical Co. and NanoScan Imaging entered into an asset purchase agreement dated August 4, 2005 for the sale by IMCOR to NanoScan of its assets exclusively related to N1177, an iodine-based nanoparticulate contrast agent, and PH-50, the same or a substantially similar compound for a different indication. The sale includes certain patent rights related to N1177 and PH-50 and other intellectual property related thereto. The agreement provides for an aggregate purchase price of $107,500.

A copy of the agreement is attached as Exhibit 10.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement dated August 4, 2005 by and between IMCOR Pharmaceutical Co. and NanoScan Imaging, LLC.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

IMCOR PHARMACEUTICAL CO.

By:	/s/ Jack DeFranco
Jack DeFranco Chief Operating Officer

Dated: August 8, 2005